As filed with the Securities and Exchange Commission on January 22, 2009

Registration No. 333-156378

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SMART Modular Technologies (WWH), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	20-2509518
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
4211 Starboard Drive
Fremont, CA 94538
(510) 623-1231
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

SMART Modular Technologies (WWH), Inc.
Amended and Restated Stock Incentive Plan
(Full Title of the Plan)

Barry Zwarenstein
Senior Vice President and Chief Financial Officer
SMART Modular Technologies (WWH), Inc.
4211 Starboard Drive
Fremont, CA 94538
(510) 623-1231
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to:

Ann T. Nguyen, Esq.
General Counsel
SMART Modular Technologies (WWH), Inc.
4211 Starboard Drive
Fremont, CA 94538
(510) 623-1231

Indicate by check mark whether the registrant is a large accelerated filer, an accelerate filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer  ☐            Accelerated filer  ☒               Non-accelerated filer  ☐                                                    Smaller reporting company  ☐
                                                                                                     (Do not check if a smaller reporting company)

EXPLANATORY NOTE

                This Amendment No. 1 on Form S-8/A amends the registration statement on Form S-8 (Registration No. 333-156378) filed with the Securities and Exchange Commission on December 22, 2008.  The sole purpose of this Amendment No. 1 is to include Exhibit No. 23.1 (Consent of Independent Registered Public Accounting Firm) which was inadvertently omitted from the electronic filing of the registration statement.  No additional securities are being registered.

Item 8: Exhibits.

     The following exhibit is filed as part of this Amendment No.1:

Exhibit Number	Description

23.1	Consent of Independent Registered Public Accounting Firm

SIGNATURES

 Pursuant to the requirements of the Securities Act 1933, SMART Modular Technologies (WWH), Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No.1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on January 22, 2009.

        SMART MODULAR TECHNOLOGIES (WWH), INC.

        By:              /s/ Barry Zwarenstein
        Name:         Barry Zwarenstein
        Title:           Chief Financial Officer and Senior Vice President

 Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on January 22, 2009.

Signature	Title

Chief Executive Officer,
/s/ IAIN MACKENZIE	President and Director
Iain MacKenzie
(Principal Executive Officer)

Chief Financial Officer and
/s/ BARRY ZWARENSTEIN	Senior Vice President
Barry Zwarenstein
(Principal Financial and Accounting Officer)

*	Chairman of the Board of Directors
Ajay Shah

*	Director
Dipanjan Deb

*	Director
Eugene Frantz

*	Director
H. Webb McKinney

*	Director
D. Scott Mercer

*	Director
Chong Sup Park

*	Director
Mukesh Patel

*	Director
Clifton Thomas Weatherford

*   By:              /s/ Barry Zwarenstein
                         Barry Zwarenstein
                         Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Independent Registered Public Accounting Firm